Exhibit 99.1

                          Cornerstone Properties Inc.

             Supplemental Information to Quarterly Earnings Release

1)   First Quarter 1998

     o Balance Sheet

     o Income Statement

2)   First Quarter Press Release

3)   Quarterly Fact Sheet

4)   Table of Properties

5)   Top Ten Tenants Schedule

6)   Historical Occupancy Schedule

7)   Net Rent and Net Effective Rent Schedule

8)   Lease Expiration Schedule

9)   Tenant Retention Schedule

10)  Leasing Costs and Capital Expenditures

11)  Minority Sharing in Cash Flows and Residual Proceeds

                          Cornerstone Properties Inc.

                          Supplemental Information to
                           Quarterly Earnings Release

                            o First Quarter 1998

                              o Balance Sheet

                              o Income Statement

                         PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
        (Dollar amounts in thousands, except per share amounts)

                                                           March 31,    December 31,
                                                             1998           1997
                                                         -----------    -----------
                                                          (Unaudited)
ASSETS
Investments, at cost:
 Land                                                    $   271,540    $   260,542
 Buildings, leasehold interests and improvements           1,687,673      1,559,085
 Mortgage notes receivable, inclusive of
  $12,741 and $13,065 of unamortized premium                 242,093        240,253
 Equity in real estate joint venture                           4,140           --
 Deferred lease costs                                        131,180        127,645
                                                         -----------    -----------
                                                           2,336,626      2,187,525
 Less: Accumulated depreciation and amortization             240,572        229,652
                                                         -----------    -----------
  Total investments                                        2,096,054      1,957,873

Cash and cash equivalents                                     55,196         24,730
Restricted cash                                                5,524          1,903
Other deferred costs, net of accumulated
 amortization of $2,355 and $1,998                             5,765          5,728
Deferred tenant receivables                                   41,636         38,531
Tenant and other receivables, net                              9,213          7,584
Notes receivable                                               1,287          1,652
Other assets                                                   8,403         13,480
                                                         -----------    -----------
Total Assets                                             $ 2,223,078    $ 2,051,481
                                                         ===========    ===========

LIABILITIES

Long-term debt, inclusive of $10,878 and $11,209
 of unamortized premium                                  $   785,399    $   706,178
Credit facility                                                 --          187,000
Accrued interest payable                                       6,341          4,134
Accrued real estate taxes payable                             18,956         13,401
Accounts payable and accrued expenses                         17,051         18,363
Unearned revenue and other liabilities                        15,475         10,986
                                                         -----------    -----------
Total Liabilities                                            843,222        940,062
                                                         -----------    -----------

MINORITY INTEREST

Minority Interest in operating partnership                    10,319           --
Minority Interest in real estate joint ventures               15,115         15,420
                                                         -----------    -----------
Total Minority Interest                                       25,434         15,420

Redeemable Preferred Stock; 344,828 shares
 authorized; 0 shares issued and outstanding                    --             --
                                                         -----------    -----------

STOCKHOLDERS' INVESTMENT
7% Cumulative Convertible Preferred Stock,
 $16.50 stated value; 15,000,000 shares authorized;
 3,030,303 shares issued and outstanding                      50,000         50,000
Common stock, no par value; 250,000,000 shares
 authorized; (1998-98,015,196; 1997-83,191,819) shares
 issued and outstanding
Paid-in capital                                            1,306,954      1,048,187
Deferred compensation                                         (2,532)        (2,188)
                                                         -----------    -----------
Total Stockholders' Investment                             1,354,422      1,095,999
                                                         -----------    -----------
Total Liabilities and Stockholders' Investment           $ 2,223,078    $ 2,051,481
                                                         ===========    ===========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
             (Dollar amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                   Three Months  Three Months
                                                      Ended         Ended
                                                     March 31,    March 31,
                                                      1998          1997
                                                    --------       --------
Revenues
 Office and parking rentals                         $ 75,183       $ 33,478
 Equity in loss of real estate joint venture            (925)          --
 Interest and other income                             7,298          1,509
                                                    --------       --------
  Total Revenues                                      81,556         34,987
                                                    --------       --------

Expenses
 Building operating expenses                          17,089          7,375
 Real estate taxes                                    11,177          5,663
 Interest expense                                     15,915          7,637
 Depreciation and amortization                        10,645          6,662
 General and administrative                            2,586          1,637
                                                    --------       --------
  Total Expenses                                      57,412         28,974
                                                    --------       --------
                                                      24,144          6,013
                                                    --------       --------
Other income (expenses)
 Loss on sale of land                                   (212)          --
 Minority interest                                    (1,178)          (476)
 Net gain on interest rate swaps                       --                99
                                                    --------       --------
Income before extraordinary item                      22,754          5,636

Extraordinary loss                                     --               (26)
                                                    --------       --------

Net income                                          $ 22,754       $  5,610
                                                    ========       ========

Income applicable to preferred stock                $   (875)      $ (4,205)
                                                    ========       ========

Net income applicable to common stock               $ 21,879       $  1,405
                                                    ========       ========

Income before extraordinary item per common share   $   0.24       $   0.07
                                                    ========       ========

Extraordinary loss per common share                 $  --          $   --
                                                    ========       ========

Basic net income per common share                   $   0.24       $   0.07
                                                    ========       ========

Diluted net income per common share                 $   0.23       $   0.07
                                                    ========       ========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                          o First Quarter Press Release

                                             CORNERSTONE PROPERTIES INC.
                                             126 East 56th Street
                                             New York, NY 10022
                                             (NYSE: CPP)

AT CORNERSTONE PROPERTIES
Kevin P. Mahoney         Karin Maas
Chief Financial Officer  VP, Investor Relations
(212) 605-7142           (212) 605-7113

AT THE FINANCIAL RELATIONS BOARD
Julie Gottlieb  Stephanie Mishra  Judith Sylk-Siegel
(General Info)  (Analyst Info)    (Media Info)
(212) 661-8030  (415) 986-1591    (212) 661-8030

FOR IMMEDIATE RELEASE
May 5, 1998

                      CORNERSTONE PROPERTIES INC. ANNOUNCES
                           FIRST QUARTER 1998 RESULTS

New York, NEW YORK (May 5, 1998) -- Cornerstone Properties Inc. (NYSE:CPP), a real estate investment trust, announced today results for its first quarter ended March 31, 1998.

--------------------------------------------------------------------------------
First Quarter 1998 Highlights

o FFO per share for the 1998 first quarter increased more than 5.0% over the first quarter of 1997.

o     Year-to-date property net operating income rose 147% over 1997.

o Completed Secondary Offering in February at $18.25 per share, a 30% increase over the Company's IPO price ten months earlier.

o Completed first UPREIT transaction with the acquisition of Corporate 500 Centre in Deerfield, Illinois.

o Signed agreements to acquire Wilshire Palisades (Los Angeles) and 201 California Street (San Francisco), which provided entry into California submarkets.

o     Occupancy rate increased to a solid 98%.

o     Tenant retention rate increased to 88%.
--------------------------------------------------------------------------------

Funds from operations (FFO) allocated to shareholders amounted to $34,716,000, or $0.36 per share calculated on 97,666,000 average diluted total shares outstanding, compared to $12,243,000, or $0.34 per share on 36,206,000 average diluted total shares outstanding, for the three months ended March 31, 1997. This increase in FFO per share was due to the accretive impact of the acquisition of the DIHC portfolio made on October 27, as well as the acquisition of 60 State Street in Boston and Corporate 500 Centre in suburban Chicago. As defined by NAREIT, funds from operations is net income excluding expenses from debt restructuring, gains (or loss) on sale of property, plus depreciation and amortization.


                                     (more)

Cornerstone Properties Announces 1Q98 Results
May 5, 1998
Page 2

Year-to-date net operating income before depreciation from Cornerstone Properties' real estate assets increased 147% to $50,525,000 for the three months ended March 31, 1998, from $20,440,000 for the comparable period in 1997. The increase is due mainly to the Company's acquisition of the nine property DIHC portfolio in October 1997.

Net income for the first quarter of 1998 grew to $22,754,000, compared to $5,610,000 in the first quarter of 1997. The increase was driven by increased property net operating income from acquisitions and internal growth.

John S. Moody, Chairman and CEO said, "During the first quarter of 1998, we continued to build upon the accomplishments of last year. Our return to the capital markets in the form of our secondary offering provides us with higher levels of funding and enhanced our ability to successfully compete for strategic, accretive acquisitions in premier office buildings in the most attractive markets. Furthermore, our conversion of the Company to an UPREIT structure has facilitated close to $400 million in completed or contracted acquisitions during the first five months of 1998. We believe that Cornerstone's UPREIT structure will be a major source of future deal flow into the Company's acquisition pipeline. In addition to completing the acquisition of 60 State Street and Corporate 500 Centre, we expanded our presence on the West Coast and moved into the California office market with the acquisition of properties in Santa Monica and San Francisco."

Mr. Moody concluded, "Cornerstone continues to deliver on the goals we set at the Company's IPO: to deliver higher risk-adjusted returns to our shareholders, to maintain our position as one of the pre-eminent owners of premier office properties, and to be the partner of choice for private and public sellers of the most desirable real estate assets that meet our stringent investment criteria."

Quarterly Dividend Declared

The company declared a quarterly dividend of $0.30 per share payable on April 30, 1998 to shareholders of record on May 31, 1998. The company expects to continue to maintain its quarterly dividend at $0.30 per share for the foreseeable future in order to bring its FFO payout ratio (currently at 84%) in line with its peers.

"Same Store" Revenue Growth Continues

The Company achieved year to date "same store" net operating income growth of 1.19% over 1997, despite the rolldown of over 170,000 square feet of space occupied by Faegre Benson at Norwest Center. Based on current market conditions this should be the last significant rolldown in rents in the portfolio. The same store revenue growth for the Company excluding Norwest Center was 3.63% for the same period.

Leasing Update: Tenant Retention Rate 88% and Overall Occupancy Rate 98%

Tenant retention for 1998 remained strong at 88%, while the portfolio's overall occupancy rate increased to 98%. The Company has been successful in its goal of bringing the occupancy rate of its more recently acquired properties up to a level that is in line with the remainder of the portfolio. Occupancy at One Lincoln Center has increased to 96% from 91% since its acquisition in 1996. Occupancy across the DIHC portfolio has increased from 96% to 97%, in the five months since it was acquired.

Cornerstone Properties Announces 1Q98 Results
May 5, 1998
Page 3

Cornerstone also announced the extension of a major lease with the prominent law firm Burns and Levinson at 125 Summer Street in Boston.

Acquisitions

On January 29, 1998, the Company announced the acquisition of Corporate 500 Centre in Deerfield, Illinois, for approximately $151.5 million. The transaction was Cornerstone's first UPREIT transaction. On February 25, the Company announced its intention to acquire interests in two California office properties for approximately $60 million. Wilshire Palisades, totaling 186,320 square feet, is 97% leased and located in suburban Los Angeles; fully-leased 201 California Street offers 229,825 square feet of office space and 10,405 square feet of retail space in San Francisco's financial district. As with the Chicago transaction, UPREIT units will be part of the consideration.

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 18 Class A quality office properties throughout the United States totaling 10.6 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

                                      # # #

        To receive more information on Cornerstone Properties, Via fax at no charge, dial 1-800-PRO-INFO and enter ticker symbol CPP, or visit Cornerstone Properties' web site at www.cstoneprop.com

                          [Financial Statements follow]

Cornerstone Properties Announces 1Q98 Results
May 5, 1998
Page 4

                           CORNERSTONE PROPERTIES INC.
           Funds from Operations (in thousands, except per share data)

                                                    Three Months Ended
                                                          March 31,
                                                 1998                1997
                                                 ----                ----

Rental income(1)                               $ 80,351            $33,478
Building operating expenses(1)                   29,826             13,038
                                               --------            -------
Building net operating income                    50,525             20,440
                                               --------            -------
Corporate general and administrative             (2,586)            (1,613)
Interest and other income                         3,628              1,509
                                               --------            -------
EBITDA                                           51,567             20,336
                                               --------            -------
Interest expense(1)                             (15,915)            (7,543)
Non-real estate depreciation(2)                      --               (116)
Minority adjustments                             (1,509)              (846)
Norwest tax adjustment                               --                 --
Rent notes                                          368                220
                                               --------            -------
Funds from operations                            34,511             12,051
Interest on convertible debt                        205                192
                                               --------            -------
Funds from operations (adjusted
  for convertible debt)                        $ 34,716            $12,243
                                               --------            -------
Weighted average fully
  diluted shares                                 97,666             36,206

FFO per share (fully diluted)                     $0.36              $0.34
Less: capital expenditures per share               0.02               0.03
                                                  -----              -----
AFFO per share                                    $0.34              $0.31

Funds from operations                            34,511             12,051
Less: preferred dividends                          (875)            (4,205)
Less: recurring lease costs and
  capital expenditures(3)                        (1,885)            (1,019)
Less: straight line rents adjusted
  for minority interest                          (3,146)              (280)
                                               --------            -------
Funds available for distribution               $ 28,605            $ 6,547
                                               --------            -------
Weighted average common
  shares and UPREIT
  units outstanding (000's)                      93,369             20,789
Funds available for distribution
  per share                                       $0.31              $0.31
Distribution per share                            $0.30              $0.30

(1) Property Revenues have been increased by $5,169,000. Property expenses have been increased by $1,561,000 and interest income has been reduced by $3,670,000 in order to show the effects of Market Square had the property been consolidated.

(2) Non-real estate depreciation has been reclassed to the general and administrative category and finance amortization has been reclassed to interest expense beginning in the third quarter of 1997.

(3) Based on a five-year 1994-1998 average of recurring (revenue generating) tenant leasing costs of $7.77 per square foot leased times the five-year (1998-2002) average quarterly lease expiration, adjusted for minority interest of 218,638 square feet ($1,699,000), plus a capital expenditure reserve of $0.07 per square foot, adjusted for minority interest, of $186,000.

      Year to date the Company has incurred $3,427,000 in recurring tenant costs in leasing 498,000 square feet on a cost of $6.89 per square foot.

      Year to date the Comapny has incurred $133,000 in recurring capital costs of $0.05 per square foot on an annualized basis.

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                             o Quarterly Fact Sheet

                           Cornerstone Properties Inc.
                              Quarterly Fact Sheet

--------------------------------------------------------------------
1998 Common Dividends                 Record Date  Payment Date
3rd Quarter                             7/31/98       8/31/98
4th Quarter                            10/30/98      11/30/98
1st Quarter 1999                        1/29/99       2/26/99
2nd Quarter 1999                        4/30/99       5/31/99
--------------------------------------------------------------------
Earnings Release/ Quarterly
 Conference Call
2nd Quarter                             8/4/98
3rd Quarter                            11/3/98
4th Quarter                            2/25/99
1st Quarter 1999                        5/4/99
--------------------------------------------------------------------
                                           Current Quarter
                                     -------------------------------
1st Quarter Results                        1998          1997
FFO Per Share                        $     0.36    $     0.34
AFFO Per Share                       $     0.34    $     0.31
FAD Per Share                        $     0.31    $     0.31
FFO Payout Ratio                             84%           89%
AFFO Payout Ratio                            89%           97%
FAD Payout Ratio                             98%           95%
Same Store NOI Growth                      1.19%         0.44%
EBITDA Interest Coverage                   3.19          2.69
Fixed Charge Coverage                      3.02          2.32
--------------------------------------------------------------------
Recurring Leasing Costs
 (Adjusted for minority interest)    $3,427,401    $1,772,917
Per Square Foot Leased               $     6.89    $     5.96
Recurring Capital Expenditures       $  133,353    $     --
Non-Recurring Leasing Cost           $1,032,655    $  670,442
Non-Recurring Capital Expenditures   $  141,897    $   26,628
--------------------------------------------------------------------

--------------------------------------------------------------------
Parking Revenues (included in
 Office and Parking)                 $4,859,522    $1,582,925
Parking Expense (included in
 Building Operating Expense)         $  638,930    $  223,411
Net Parking Income                   $4,220,592    $1,359,514
--------------------------------------------------------------------

--------------------------------------------------------------------
Straight Line Rents                  $3,146,000    $  280,000
--------------------------------------------------------------------

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                              o Table of Properties

                           Cornerstone Properties Inc.

                               Table of Properties
                              As of March 31, 1998

                                                                                           Remaining
                                            Company's                             Number    Average
           Property Name          Year       Percent   Total Rentable  Occupancy    of    Lease Term            Largest
           and Location        Constructed   Interest   Square Feet      Rate     Leases   (in Years)           Tenant
-----------------------------  -----------  ---------  --------------  ---------  ------  -----------  -----------------------------
One Norwest Center                1983           100%     1,188,000          99%    46            8.1  Norwest Bank Denver N.A.
 Denver, Colorado                                                                                      Newmont Gold Company
                                                                                                       Teletech, Inc.

Norwest Center(1)                 1988            50%     1,118,000          98%    32           12.0  Norwest Corporation
 Minneapolis, Minnesota                                                                                Faegre & Benson
                                                                                                       KPMG Peat Marwick

Washington Mutual Tower(2)(3)     1988            50%     1,155,000          99%    95            4.7  Perkins Coie
 Seattle, Washington                                                                                   Washington Mutual
                                                                                                       Karr Tuttle Campbell

125 Summer Street                 1989           100%       464,000          99%    27            4.6  Deloitte & Touche
 Boston, Massachussetts                                                                                BTM Capital Corp.
                                                                                                       Burns & Levinson

Tower 56(4)                       1983           100%       162,000         100%    45            3.4  Cornerstone Properties
 New York, New York                                                                                    ICC Associates, L.P.
                                                                                                       United Bank of Kuwait

One Lincoln Centre                1986           100%       297,000          96%    43            2.4  Superior Bank FSB
 Oakbrook Terrace, IL                                                                                  Microsoft Corporation
                                                                                                       Arthur Andersen LLP

The Frick Building(5)             1902           100%       341,000          89%    76            3.8  Meyer, Darragh, Buckler,
 Pittsburgh, PA                                                                                         Bebenek & Eck
                                                                                                       Allegheny County Courts

527 Madison Avenue                1986           100%       216,000         100%    20            5.4  The Sumitomo Trust & Banking
 New York, NY                                                                                           Co., Ltd.
                                                                                                       W.P. Stewart Co., Inc.
                                                                                                       Hill Samuel New York, Inc.

191 Peachtree Street(6)(7)        1991            80%     1,221,000          96%    37            8.1  Wachovia Bank
 Atlanta, Georgia                                                                                      King & Spalding
                                                                                                       Powell, Goldstein, Frazer &
                                                                                                        Murphy

Market Square(6)(8)               1990            60%       689,000          96%    51            7.1  Fulbright & Jaworski
 Washington, D.C.                                                                                      Edison Electric Institute
                                                                                                       Reid & Priest
                                                                                                       Sherman & Sterling

500 Boylston Street(6)(9)         1988          91.5%       715,000         100%    13            6.1  Massachussetts Financial
 Boston, Massachussetts                                                                                 Services
                                                                                                       The New England Life
                                                                                                       Towers Perrin Forster &
                                                                                                        Crosby, Inc.

222 Berkeley Street(6)(9)         1991          91.5%       531,000         100%    28            6.3  Houghton Mifflin
 Boston, Massachussetts                                                                                Saga International Holidays
                                                                                                       Oracle Corporation

Charlotte Plaza(6)                1982           100%       613,000          98%    46            6.5  First Union
 Charlotte, North Carolina                                                                             Parker Poe
                                                                                                       Midrex

200 Galleria(6)                   1985           100%       433,000          95%    57            3.5  Liberty Mutual Group
 Atlanta, Georgia                                                                                      Worldspan
                                                                                                       Compact Computers

11 Canal Center(6)                1986           100%        70,000          97%     7            8.1  Robbins Gioa
 Alexandria, Virginia                                                                                  National Certification
                                                                                                        Commission on Acupuncture
                                                                                                        and Oriental Medicine

99 Canal Center(6)                1986           100%       138,000          99%    18            3.4  Lowe, Price, LeBlanc & Becker
 Alexandria, Virginia                                                                                  Howard, Needles, Tannen &
                                                                                                        Bergendoff
                                                                                                       National District Attorney's
                                                                                                        Association

TransPotomac Plaza 5(6)           1983           100%        96,000          89%    11            5.8  Cities In Schools
 Alexandria, Virginia                                                                                  The Onyx Group
                                                                                                       Larson & Taylor

Sixty State Street(10)            1979           100%       823,000          98%    41            8.6  Hale & Dorr
 Boston, Massachusetts                                                                                 The Pioneer Group, Inc.
                                                                                                       ITT/Sheraton

Corporate 500 Centre(11)        1986/1990        100%       679,000          98%    40            6.2  MMI Companies, Inc.
 Deerfield, Illinois                                                                                   Fortune Brands
                                                                                                       Gaylord Container Corp.

                                                ----     ----------         ---    ---            ---
                                                  84%    10,949,000          98%   733            6.9
                                                ====     ==========         ===    ===            ===

                           Cornerstone Properties Inc.

                               Table of Properties
                                    Footnotes

----------
(1) While the Company's stated interest in the partnership which owns Norwest Center is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the three months ended March 31, 1998, the Company's share of earnings and cash distributions from the partnership that owns Norwest Center was 81.5%.

(2) While the Company's stated interest in the partnership which owns Washington Mutual Tower is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the three months ended March 31, 1998, the Company received 100% of the cash distributions from the partnership that owns Washington Mutual Tower.

(3)   Includes the Galland and Seneca Buildings.

(4)   The Company's headquarters are located at Tower 56.

(5)   The Property was substantially renovated in 1988.

(6)   Property acquired in the DLHC Acquisition.

(7) While the Company's stated interest in the partnership that owns 191 Peachtree Street is 80%, its economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $145 million, which earns interest at 9.375%, and will receive a priority distribution on its acquired capital base. In addition, in 1997, the partner in the transaction, CH Associates, Ltd., received an annual incentive distribution of $250,000 which, the Company expects, it will continue to receive under the partnership agreement through February 28, 2000, with the Company receiving the remainder of the cash flow of the property.

(8) In January 1998, the Company acquired partnership interests with a stated interest of approximately 59% in the partnerships that own Market Square, with the option to purchase an additional 1%. The Company's economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $181 million which earns interest at 9.75%, and will receive a priority distribution on its acquired capital base. In addition, the Company acquired a "buffer loan", with accrued principal and interest of $46.2 million, which accrues interest at a rate of 11% per annum and is payable from cash flow, refinancing or sales proceeds from Market Square in excess of the first mortgage. During the three months ended March 31, 1998, the Company received 100% of the cash flow from the Property.

(9) Distributions of cash flow and sales and refinancing proceeds are shared in proportion to the Company's 91.5% partnership interest and Hines Interests Limited Partnership's and/or its affiliates' ("Hines") 8.5% partnership interest.

(10) On December 31, 1997, the Company purchased the second mortgage on Sixty State Street located in the heart of Boston's Central Business District. The mortgage is a cash flow mortgage through which all the economic benefits/risks (subject to the first mortgage) will inure to the Company. The Company controls all major decisions regarding management and leasing. The total purchase price for the second mortgage was $131.5 million. The $78.4 million first mortgage on the Property has been recorded by the Company as an $89.6 million liability due to its above-market interest rate. The Company will account for the transaction as an equity investment in real estate.

(11)  The Property was acquired by the Company in January 1998.

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                           o Top Ten Tenants Schedule

                           Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                              As of March 31, 1998

The Company's tenants include local, regional, national and international companies engaged in a wide variety of businesses. The following table sets forth, as of March 31, 1998, information concerning the ten largest tenants (ranked by Full Service Straight-Line Rent as of that date) occupying the Properties. "Full Service Straight-Line Rent" is Straight-Line Rent plus annual operating expense recoveries. "Straight-Line Rent" means the annual average of all Actual Rent required to be paid through the term of the lease, calculated in accordance with GAAP. Full Service Straight-Line Rent does not reflect the cost of any leasing commissions or tenant improvements.

                                                           Full Service
                                                         Straight-Line Rent
                                                       ----------------------
                           Straight-Line                             Percent    Scheduled Lease
            Tenant              Rent      Recoveries      Amount     of Total   Expiration Date
-------------------------  -------------  -----------  ------------  --------  -----------------
Norwest Corporation(1)(3)   $ 20,725,000  $11,120,000  $ 31,845,000     10%    Jan-99     14,000
                                                                               Mar-99     19,000
                                                                               Aug-01      7,000
                                                                               Jul-03    143,000
                                                                               Oct-04      6,000
                                                                               Jul-13    402,000
                                                                               Aug-18    451,000
                                                                                       ---------
                                                                                       1,042,000

Massachusetts Financial
 Services(1)                   9,853,000    4,482,000    14,335,000      4%    Feb-03    359,000

Wachovia Bank(1)               8,919,000    3,396,000    12,315,000      4%    Dec-08    382,000

Hale & Dorr(1)                 7,345,000    3,683,000    11,028,000      3%    Jun-13    273,000

King & Spalding(1)             8,031,000    2,605,000    10,636,000      3%    Mar-06    305,000

Deloitte & Touche(1)           7,102,000    1,693,000     8,795,000      3%    Oct-99    145,000
                                                                               Jun-08     85,000
                                                                                       ---------
                                                                                         230,000

The New England Life(1)        5,170,000    2,736,000     7,906,000      2%    Sep-08    218,000

Houghton Mifflin(1)            3,456,000    3,088,000     6,544,000      2%    Feb-07    247,000

Fulbright & Jaworski(2)        4,371,000    1,734,000     6,105,000      2%    Jun-10    123,000

First Union(2)(4)              5,566,000      196,000     5,762,000      2%    Mar-99     50,000
                                                                               Aug-00     23,000
                                                                               Mar-01     23,000
                                                                               Aug-01     46,000
                                                                               Sep-02     22,000
                                                                               Aug-08     46,000
                                                                               Mar-09     23,000
                                                                               Mar-10     47,000
                                                                               Mar-11     48,000
                                                                               Apr-14      4,000
                                                                                       ---------
                                                                                         332,000

                            ------------  -----------  ------------
                            $ 80,538,000  $34,733,000  $115,271,000          36%       3,511,000
                            ============  ===========  ============          ==
          Total Portfolio   $244,397,000  $75,264,000  $319,661,000
                            ============  ===========  ============

                           Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                                    Footnotes

----------
(1)   Net Lease.

(2)   Gross Lease.

(3)   Norwest Corporation includes Norwest Corporation and Norwest Bank Denver
      N.A.

(4) The 332,000 square feet of space includes 115,000 square feet currently leased to another tenant, which will be leased by First Union commencing September 1, 1998.

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                         o Historical Occupancy Schedule

                           Cornerstone Properties Inc.
                          Historical Occupancy Schedule
                              As of March 31, 1998

                        Total Bldg.
                          Sq. Ft.     1994     1995     1996     1997    Q1 1998
                          -------     ----     ----     ----     ----    -------

One Norwest Center        1,188,000      96%      98%      99%      99%      99%
Norwest Center            1,118,000     100%     100%     100%      98%      98%
Washington Mutual Tower   1,155,000      97%      97%      97%      97%      99%
125 Summer Street           464,000               94%     100%      99%      99%
Tower 56                    162,000               91%      97%      98%     100%
One Lincoln Centre          297,000                        91%      96%      96%
Frick Building              341,000                        85%      89%      89%
527 Madison                 216,000                        96%     100%     100%
191 Peachtree Street      1,221,000                                 95%      96%
Market Square               689,000                                 95%      96%
500 Boylston Street         715,000                                100%     100%
222 Berkeley Street         531,000                                100%     100%
Charlotte Plaza             613,000                                 94%      98%
200 Galleria                433,000                                 91%      95%
11 Canal Center              70,000                                 84%      97%
99 Canal Center             138,000                                 99%      99%
TransPotomac Plaza 5         96,000                                 99%      89%
60 State Street             823,000                                 98%      98%
Corporate 500 Centre        679,000                                          98%
                         ------------------------------------------------------
                         10,949,000      98%      98%      97%      97%      98%
                         ======================================================

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                   o Net Rent and Net Effective Rent Schedule

                           Cornerstone Properties Inc.
                    Net Rent and Net Effective Rent Schedule
                              As of March 31, 1998

The following tables show the average annual Base Rent and the average annual Net Effective Rent (each as defined below) per square foot occupied for each of the Properties for the periods presented during which such Property was owned by the Company. "Base Rent" as used herein means Actual Rent less Recoveries. "Net Effective Rent" as used herein means (i) Actual Rent determined for each year on a straight-line basis through the term of the lease, less (ii) the amount of operating expenses net of Recoveries and the amortization of deferred leasing costs (tenant improvements, leasing commissions, takeover obligations and other tenant inducements).

Average Annual Base Rent (per square foot occupied)

                         Total Bldg.
                           Sq. Ft.   Q1 1998   1997     1996     1995     1994
                           -------   -------   ----     ----     ----     ----

One Norwest Center        1,188,000  $ 12.25  $ 12.46  $ 12.08  $ 11.78  $ 11.61
Norwest Center            1,118,000  $ 18.72  $ 18.29  $ 17.94  $ 17.82  $ 17.25
Washington Mutual Tower   1,155,000  $ 15.82  $ 15.77  $ 15.98  $ 16.17  $ 15.27
125 Summer Street           464,000  $ 23.69  $ 21.27  $ 23.24  $ 22.48
Tower 56                    162,000  $ 20.11  $ 22.76  $ 20.45
One Lincoln Centre          297,000  $ 20.57  $ 19.60  $ 18.56
Frick Building              341,000  $ 10.23  $ 10.50  $ 11.24
527 Madison                 216,000  $ 31.38  $ 36.55  $ 35.47
191 Peachtree Street      1,221,000  $ 20.73  $ 21.07
Market Square               689,000  $ 27.46
500 Boylston Street         715,000  $ 26.06  $ 25.89
222 Berkeley Street         531,000  $ 16.81  $ 16.68
Charlotte Plaza             613,000  $ 11.38  $  9.35
200 Galleria                433,000  $ 14.48  $ 12.92
11 Canal Center              70,000  $ 15.58  $ 14.11
99 Canal Center             138,000  $ 16.16  $ 14.49
TransPotomac Plaza 5         96,000  $ 12.32  $ 12.55
60 State Street             823,000  $ 15.01
Corporate 500 Centre        679,000  $ 22.05
                         ----------  -------------------------------------------
Wtd Avg Occ - Portfolio  10,949,000  $ 18.38  $ 17.46  $ 16.99  $ 16.06  $ 14.65
                         ==========  ===========================================

Average Annual Net Effective Rents (per square foot occupied)

                         Total Bldg.
                           Sq. Ft.   Q1 1998   1997     1996     1995     1994
                           -------   -------   ----     ----     ----     ----

One Norwest Center        1,188,000  $ 11.40  $ 11.66  $ 10.80  $ 10.56  $ 10.25
Norwest Center            1,118,000  $ 17.38  $ 17.23  $ 17.43  $ 17.31  $ 17.00
Washington Mutual Tower   1,155,000  $ 12.28  $ 12.02  $ 11.80  $ 11.83  $ 11.03
125 Summer Street           464,000  $ 20.61  $ 20.00  $ 22.27  $ 23.33
Tower 56                    162,000  $ 20.90  $ 21.56  $ 21.17
One Lincoln Centre          297,000  $ 20.15  $ 19.76  $ 19.70
Frick Building              341,000  $  9.62  $ 10.47  $ 11.69
527 Madison                 216,000  $ 34.16  $ 36.89  $ 30.99
191 Peachtree Street      1,221,000  $ 23.90  $ 24.26
Market Square               689,000  $ 28.39
500 Boylston Street         715,000  $ 26.21  $ 26.08
222 Berkeley Street         531,000  $ 17.01  $ 18.08
Charlotte Plaza             613,000  $ 11.48  $  9.76
200 Galleria                433,000  $ 14.76  $ 13.52
11 Canal Center              70,000  $ 16.30  $ 14.72
99 Canal Center             138,000  $ 16.56  $ 15.00
TransPotomac Plaza 5         96,000  $ 16.91  $ 14.29
60 State Street             823,000  $ 19.13
Corporate 500 Centre        679,000  $ 23.69
                         ----------  -------------------------------------------
Wtd Avg Occ - Portfolio  10,949,000  $ 18.59  $ 17.28  $ 15.43  $ 14.37  $ 12.69
                         ==========  ===========================================

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                           o Lease Expiration Schedule

Lease Expiration Schedule
The following table sets forth certain categories of information relating to lease expirations for all of the Properties owned as of March 31, 1998.


                                                                      Q2-Q4
PROPERTY                                                              1998          1999          2000          2001
--------                                                              ----          ----          ----          ----
One Norwest Center(1)       Square feet expiring(3)                  30,000 sf     61,000 sf    145,000 sf    55,000 sf
                            Straight-Line rent(4)                  $   224,000   $   568,000   $ 1,222,000   $  592,000
                            Straight-Line rent per sq. ft.         $      7.47   $      9.31   $      8.43   $    10.76
                            Recoveries(5)                          $   183,000   $   377,000   $   891,000   $  341,000
                            Full service St-Line rent(6)           $   407,000   $   945,000   $ 2,113,000   $  933,000
                            Full service St-Line rent per sq. ft.  $     13.57   $     15.49   $     14.57   $    16.96
                            % Full service St-Lined rent                  1.83%         4.25%         9.49%        4.19%
                            Asking market rent per sq. ft.(7)      $     22.00
                            No. of tenant leases expiring(8)                 4             5             9            6

Norwest Center(1)           Square feet expiring                     37,000 sf     53,000 sf    104,000 sf     5,000 sf
                            Straight-Line rent                     $   350,000   $   785,000   $ 1,655,000   $   82,000
                            Straight-Line rent per sq. ft.         $      9.46   $     14.81   $     15.91   $    16.40
                            Recoveries                             $   543,000   $   748,000   $ 1,589,000   $   72,000
                            Full service St-Line rent              $   893,000   $ 1,533,000   $ 3,244,000   $  154,000
                            Full service St-Line rent per sq. ft.  $     24.14   $     28.92   $     31.19   $    30.80
                            % Full service St-Lined rent                  2.27%         3.90%         8.25%        0.39%
                            Asking market rent per sq. ft.         $     35.00
                            No. of tenant leases expiring                   11             4             4            2

Washington Mutual Tower(2)  Square feet expiring                    118,000 sf    175,000 sf     46,000 sf    53,000 sf
                            Straight-Line rent                     $ 2,530,000   $ 3,208,000   $   763,000   $1,157,000
                            Straight-Line rent per sq. ft.         $     21.44   $     18.33   $     16.59   $    21.83
                            Recoveries                             $   148,000   $   146,000   $    37,000   $   35,000
                            Full service St-Line rent              $ 2,678,000   $ 3,354,000   $   800,000   $1,192,000
                            Full service St-Line rent per sq. ft.  $     22.69   $     19.17   $     17.39   $    22.49
                            % Full service St-Lined rent                 10.50%        13.15%         3.14%        4.67%
                            Asking market rent per sq. ft.         $     33.00
                            No. of tenant leases expiring                   33            24             9           11

125 Summer Street(2)        Square feet expiring                      5,000 sf    171,000 sf     33,000 sf     3,000 sf
                            Straight-Line rent                     $   114,000   $ 5,847,000   $ 1,105,000   $   38,000
                            Straight-Line rent per sq. ft.         $     22.80   $     34.19   $     33.48   $    12.67
                            Recoveries                             $    34,000   $ 1,243,000   $   136,000   $   38,000
                            Full service St-Line rent              $   148,000   $ 7,090,000   $ 1,241,000   $   76,000
                            Full service St-Line rent per sq. ft.  $     29.60   $     41.46   $     37.61   $    25.33
                            % Full service St-Lined rent                  0.90%        42.97%         7.52%        0.46%
                            Asking market rent per sq. ft.         $     41.00
                            No. of tenant leases expiring                    6             5             6            2

Tower 56(2)                 Square feet expiring                     10,000 sf     27,000 sf     17,000 sf    45,000 sf
                            Straight-Line rent                     $   386,000   $ 1,192,000   $   690,000   $1,878,000
                            Straight-Line rent per sq. ft.         $     38.60   $     44.15   $     40.59   $    41.73
                            Recoveries                             $     8,000   $    15,000   $     1,000   $   16,000
                            Full service St-Line rent              $   394,000   $ 1,207,000   $   691,000   $1,894,000
                            Full service St-Line rent per sq. ft.  $     39.40   $     44.70   $     40.65   $    42.09
                            % Full service St-Lined rent                  5.45%        16.71%         9.57%       26.22%
                            Asking market rent per sq. ft.         $     54.00
                            No. of tenant leases expiring                    4             7             7           11

One Lincoln Centre(1)       Square feet expiring                     48,000 sf     48,000 sf     93,000 sf     3,000 sf
                            Straight-Line rent                     $   983,000   $   803,000   $ 1,968,000   $   54,000
                            Straight-Line rent per sq. ft.         $     20.48   $     16.73   $     21.16   $    18.00
                            Recoveries                             $   326,000   $   445,000   $   727,000   $   26,000
                            Full service St-Line rent              $ 1,309,000   $ 1,248,000   $ 2,695,000   $   80,000
                            Full service St-Line rent per sq. ft.  $     27.27   $     26.00   $     28.98   $    26.67
                            % Full service St-Lined rent                 16.08%        15.33%        33.10%        0.98%
                            Asking market rent per sq. ft.         $     30.00
                            No. of tenant leases expiring                   10             8            13            1

Frick Building(2)           Square feet expiring                     12,000 sf     39,000 sf     74,000 sf    44,000 sf
                            Straight-Line rent                     $   255,000   $   815,000   $ 1,502,000   $  832,000
                            Straight-Line rent per sq. ft.         $     21.25   $     20.90   $     20.30   $    18.91
                            Recoveries                             $    24,000   $    18,000   $    23,000   $    --
                            Full service St-Line rent              $   279,000   $   833,000   $ 1,525,000   $  832,000
                            Full service St-Line rent per sq. ft.  $     23.25   $     21.36   $     20.61   $    18.91
                            % Full service St-Lined rent                  4.48%        13.37%        24.47%       13.35%
                            Asking market rent per sq. ft.         $     22.00
                            No. of tenant leases expiring                   10            17            19            9


PROPERTY                                                              2002           2003          2004          2005
--------                                                              ----           ----          ----          ----
One Norwest Center(1)       Square feet expiring(3)                 122,000 sf    159,000 sf    118,000 sf
                            Straight-Line rent(4)                  $ 1,137,000   $ 2,290,000   $ 1,339,000
                            Straight-Line rent per sq. ft.         $      9.32   $     14.40   $     11.35
                            Recoveries(5)                          $   753,000   $ 1,004,000   $   731,000
                            Full service St-Line rent(6)           $ 1,890,000   $ 3,294,000   $ 2,070,000
                            Full service St-Line rent per sq. ft.  $     15.49   $     20.72   $     17.54
                            % Full service St-Lined rent                  8.49%        14.80%         9.30%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                12             4             2

Norwest Center(1)           Square feet expiring                     53,000 sf    178,000 sf    127,000 sf
                            Straight-Line rent                     $   455,000   $ 2,725,000   $ 2,233,000
                            Straight-Line rent per sq. ft.         $      8.58   $     15.31   $     17.58
                            Recoveries                             $   782,000   $ 2,751,000   $ 1,923,000
                            Full service St-Line rent              $ 1,237,000   $ 5,476,000   $ 4,156,000
                            Full service St-Line rent per sq. ft.  $     23.34   $     30.76   $     32.72
                            % Full service St-Lined rent                  3.15%        13.93%        10.57%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                    3             2             3

Washington Mutual Tower(2)  Square feet expiring                    106,000 sf    196,000 sf    294,000 sf    14,000 sf
                            Straight-Line rent                     $ 2,320,000   $ 3,999,000   $ 7,112,000   $  275,000
                            Straight-Line rent per sq. ft.         $     21.89   $     20.40   $     24.19   $    19.64
                            Recoveries                             $    61,000   $   267,000   $   510,000   $    5,000
                            Full service St-Line rent              $ 2,381,000   $ 4,266,000   $ 7,622,000   $  280,000
                            Full service St-Line rent per sq. ft.  $     22.46   $     21.77   $     25.93   $    20.00
                            % Full service St-Lined rent                  9.34%        16.73%        29.89%        1.10%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                    7             5             4            1

125 Summer Street(2)        Square feet expiring                    128,000 sf     24,000 sf                  10,000 sf
                            Straight-Line rent                     $ 3,367,000   $   469,000                 $  275,000
                            Straight-Line rent per sq. ft.         $     26.30   $     19.54                 $    27.50
                            Recoveries                             $   186,000   $   262,000                 $   19,000
                            Full service St-Line rent              $ 3,553,000   $   731,000                 $  294,000
                            Full service St-Line rent per sq. ft.  $     27.76   $     30.46                 $    29.40
                            % Full service St-Lined rent                 21.53%         4.43%                      1.78%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                    4             2                          1

Tower 56(2)                 Square feet expiring                     33,000 sf     15,000 sf     17,000 sf
                            Straight-Line rent                     $ 1,615,000   $   705,000   $   690,000
                            Straight-Line rent per sq. ft.         $     48.94   $     47.00   $     40.59
                            Recoveries                             $     6,000   $    10,000   $    12,000
                            Full service St-Line rent              $ 1,621,000   $   715,000   $   702,000
                            Full service St-Line rent per sq. ft.  $     49.12   $     47.67   $     41.29
                            % Full service St-Lined rent                 22.44%         9.90%         9.72%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                    9             4             3

One Lincoln Centre(1)       Square feet expiring                     81,000 sf     14,000 sf
                            Straight-Line rent                     $ 1,751,000   $   243,907
                            Straight-Line rent per sq. ft.         $     21.62   $     17.42
                            Recoveries                             $   741,000   $    74,000
                            Full service St-Line rent              $ 2,492,000   $   317,907
                            Full service St-Line rent per sq. ft.  $     30.77   $     22.71
                            % Full service St-Lined rent                 30.61%         3.90%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                    7             4

Frick Building(2)           Square feet expiring                     37,000 sf     61,000 sf     11,000 sf
                            Straight-Line rent                     $   685,000   $ 1,175,000   $   195,000
                            Straight-Line rent per sq. ft.         $     18.51   $     19.26   $     17.73
                            Recoveries                             $     1,000   $    19,000   $      --
                            Full service St-Line rent              $   686,000   $ 1,194,000   $   195,000
                            Full service St-Line rent per sq. ft.  $     18.54   $     19.57   $     17.73
                            % Full service St-Lined rent                 11.01%        19.16%         3.13%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                   11             6             1
                                                                                                  2008
                                                                                                  and
PROPERTY                                                               2006         2007         Beyond        Total
--------                                                               ----         ----         ------        -----
One Norwest Center(1)       Square feet expiring(3)                               76,000 sf    407,000 sf   1,173,000 sf
                            Straight-Line rent(4)                               $ 1,119,000   $ 6,432,000   $14,923,000
                            Straight-Line rent per sq. ft.                      $     14.72   $     15.80   $     12.72
                            Recoveries(5)                                       $   478,000   $ 2,579,000   $ 7,337,000
                            Full service St-Line rent(6)                        $ 1,597,000   $ 9,011,000   $22,260,000
                            Full service St-Line rent per sq. ft.               $     21.01   $     22.14   $     18.98
                            % Full service St-Lined rent                               7.17%        40.48%       100.00%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                              2             2            46

Norwest Center(1)           Square feet expiring                    16,000 sf                  527,000 sf    1,100,000 sf
                            Straight-Line rent                     $  318,000                 $13,738,000   $22,341,000
                            Straight-Line rent per sq. ft.         $    19.88                 $     26.07   $     20.31
                            Recoveries                             $  246,000                 $ 8,325,000   $16,979,000
                            Full service St-Line rent              $  564,000                 $22,063,000   $39,320,000
                            Full service St-Line rent per sq. ft.  $    35.25                 $     41.87   $     35.75
                            % Full service St-Lined rent                 1.43%                      56.11%       100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                   1                           2            32

Washington Mutual Tower(2)  Square feet expiring                                 138,000 sf                  1,140,000 sf
                            Straight-Line rent                                  $ 2,653,000                 $24,017,000
                            Straight-Line rent per sq. ft.                      $     19.22                 $     21.07
                            Recoveries                                          $   276,000                 $ 1,485,000
                            Full service St-Line rent                           $ 2,929,000                 $25,502,000
                            Full service St-Line rent per sq. ft.               $     21.22                 $     22.37
                            % Full service St-Lined rent                              11.49%                     100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                                 1                          95

125 Summer Street(2)        Square feet expiring                                                85,000 sf    459,000 sf
                            Straight-Line rent                                                $ 2,129,000   $13,344,000
                            Straight-Line rent per sq. ft.                                    $     25.05   $     29.07
                            Recoveries                                                        $ 1,238,000   $ 3,156,000
                            Full service St-Line rent                                         $ 3,367,000   $16,500,000
                            Full service St-Line rent per sq. ft.                             $     39.61   $     35.95
                            % Full service St-Lined rent                                            20.41%       100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                                               1            27

Tower 56(2)                 Square feet expiring                                                             164,000 sf
                            Straight-Line rent                                                              $ 7,156,000
                            Straight-Line rent per sq. ft.                                                  $     43.63
                            Recoveries                                                                      $    68,000
                            Full service St-Line rent                                                       $ 7,224,000
                            Full service St-Line rent per sq. ft.                                           $     44.05
                            % Full service St-Lined rent                                                         100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                                                            45

One Lincoln Centre(1)       Square feet expiring                                                             287,000 sf
                            Straight-Line rent                                                              $ 5,802,907
                            Straight-Line rent per sq. ft.                                                  $     20.22
                            Recoveries                                                                      $ 2,339,000
                            Full service St-Line rent                                                       $ 8,141,907
                            Full service St-Line rent per sq. ft.                                           $     28.37
                            % Full service St-Lined rent                                                         100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                                                            43

Frick Building(2)           Square feet expiring                                  25,000 sf                  303,000 sf
                            Straight-Line rent                                  $   661,000                 $ 6,120,000
                            Straight-Line rent per sq. ft.                      $     26.44                 $     20.20
                            Recoveries                                          $    27,000                 $   112,000
                            Full service St-Line rent                           $   688,000                 $ 6,232,000
                            Full service St-Line rent per sq. ft.               $     27.52                 $     20.57
                            % Full service St-Lined rent                              11.04%                     100.00%
                            Asking market rent per sq. ft.
                            No. of tenant leases expiring                                 3                          76


                                                                   Q2-Q4
PROPERTY                                                           1998          1999          2000          2001          2002
--------                                                           ----          ----          ----          ----          ----
No. 527 Madison(2)       Square feet expiring                    22,000 sf     2,000 sf      9,000 sf     79,000 sf
                         Straight-Line rent                     $1,146,000   $  108,000   $   380,000   $ 4,511,000
                         Straight-Line rent per sq. ft.         $    52.09   $    54.00   $     42.22   $     57.10
                         Recoveries                             $  123,000   $    9,000   $             $   459,000
                         Full service St-Line rent              $1,269,000   $  117,000   $   380,000   $ 4,970,000
                         Full service St-Line rent per sq. ft.  $    57.68   $    58.50   $     42.22   $     62.91
                         % Full service St-Lined rent                10.52%        0.97%         3.15%        41.21%
                         Asking market rent per sq. ft.         $    53.00
                         No. of tenant leases expiring                   5            1             2             1

191 Peachtree Street(1)  Square feet expiring                    19,000 sf     2,000 sf     10,000 sf    142,000 sf     41,000 sf
                         Straight-Line rent                     $  139,000   $   23,000   $   127,000   $ 2,688,000   $   641,000
                         Straight-Line rent per sq. ft.         $     7.32   $    11.50   $     12.70   $     18.93   $     15.63
                         Recoveries                             $  130,000   $   10,000   $    87,000   $ 1,234,000   $   340,000
                         Full service St-Line rent              $  269,000   $   33,000   $   214,000   $ 3,922,000   $   981,000
                         Full service St-Line rent per sq. ft.  $    14.16   $    16.50   $     21.40   $     27.62   $     23.93
                         % Full service St-Lined rent                 0.72%        0.09%         0.57%        10.48%         2.62%
                         Asking market rent per sq. ft.         $    26.00
                         No. of tenant leases expiring                   5            1             5             7             5

Market Square(2)         Square feet expiring                    57,000 sf     7,000 sf     50,000 sf     92,000 sf     10,000 sf
                         Straight-Line rent                     $1,892,000   $  158,000   $ 1,414,000   $ 3,572,000   $   318,000
                         Straight-Line rent per sq. ft.         $    33.19   $    22.57   $     28.28   $     38.83   $     31.80
                         Recoveries                             $   25,000   $     --     $   345,000   $   638,000   $    12,000
                         Full service St-Line rent              $1,917,000   $  158,000   $ 1,759,000   $ 4,210,000   $   330,000
                         Full service St-Line rent per sq. ft.  $    33.63   $    22.57   $     35.18   $     45.76   $     33.00
                         % Full service St-Lined rent                 6.67%        0.55%         6.12%        14.66%         1.15%
                         Asking market rent per sq. ft.         $    44.00
                         No. of tenant leases expiring                   5            3             7             8             4

500 Boylston(1)          Square feet expiring                    73,000 sf    16,000 sf
                         Straight-Line rent                     $2,438,000   $  300,000
                         Straight-Line rent per sq. ft.         $    33.40   $    18.75
                         Recoveries                             $  896,000   $   83,000
                         Full service St-Line rent              $3,334,000   $  383,000
                         Full service St-Line rent per sq. ft.  $    45.67   $    23.94
                         % Full service St-Lined rent                12.16%        1.40%
                         Asking market rent per sq. ft.         $    42.00
                         No. of tenant leases expiring                   4            3

222 Berkeley Street(1)   Square feet expiring                    18,000 sf    50,000 sf                   70,000 sf    114,000 sf
                         Straight-Line rent                     $  337,000   $  839,000                 $ 1,980,000   $ 2,190,000
                         Straight-Line rent per sq. ft.         $    18.72   $    16.78                 $     28.29   $     19.21
                         Recoveries                             $  182,000   $  627,000                 $   773,000   $ 1,392,000
                         Full service St-Line rent              $  519,000   $1,466,000                 $ 2,753,000   $ 3,582,000
                         Full service St-Line rent per sq. ft.  $    28.83   $    29.32                 $     39.33   $     31.42
                         % Full service St-Lined rent                 3.24%        9.15%                      17.19%        22.36%
                         Asking market rent per sq. ft.         $    42.00
                         No. of tenant leases expiring                   5            5                           6             7

Charlotte Plaza(2)       Square feet expiring                    29,000 sf    33,000 sf     53,000 sf     69,000 sf     75,000 sf
                         Straight-Line rent                     $  465,000   $  648,000   $   961,000   $ 1,176,000   $ 1,377,000
                         Straight-Line rent per sq. ft.         $    16.03   $    19.64   $     18.13   $     17.04   $     18.36
                         Recoveries                             $   15,000   $    6,000   $    10,000   $    12,000   $    19,000
                         Full service St-Line rent              $  480,000   $  654,000   $   971,000   $ 1,188,000   $ 1,396,000
                         Full service St-Line rent per sq. ft.  $    16.55   $    19.82   $     18.32   $     17.22   $     18.61
                         % Full service St-Lined rent                 4.36%        5.94%         8.81%        10.78%        12.67%
                         Asking market rent per sq. ft.         $    22.00
                         No. of tenant leases expiring                   9            6             4             1            11

200 Galleria(2)          Square feet expiring                    38,000 sf    24,000 sf     68,000 sf     56,000 sf    157,000 sf
                         Straight-Line rent                     $  731,000   $  488,000   $ 1,427,000   $ 1,158,000   $ 3,320,000
                         Straight-Line rent per sq. ft.         $    19.24   $    20.33   $     20.99   $     20.68   $     21.15
                         Recoveries                             $   33,000   $   18,000   $    59,000   $    17,000   $   155,000
                         Full service St-Line rent              $  764,000   $  506,000   $ 1,486,000   $ 1,175,000   $ 3,475,000
                         Full service St-Line rent per sq. ft.  $    20.11   $    21.08   $     21.85   $     20.98   $     22.13
                         % Full service St-Lined rent                 8.50%        5.63%        16.53%        13.07%        38.67%
                         Asking market rent per sq. ft.         $    27.00
                         No. of tenant leases expiring                  11            4            14            12             9

PROPERTY                                                            2003           2004          2005          2006          2007
--------                                                            ----           ----          ----          ----          ----
No. 527 Madison(2)       Square feet expiring                     29,000 sf     8,000 sf*      6,000 sf     27,000 sf     33,000 sf
                         Straight-Line rent                     $ 1,162,000   $ 1,140,000   $   277,000   $ 1,119,000   $ 1,613,000
                         Straight-Line rent per sq. ft.         $     40.07   $    142.50   $     46.17   $     41.44   $     48.88
                         Recoveries                             $      --     $     6,000   $      --     $      --     $     7,000
                         Full service St-Line rent              $ 1,162,000   $ 1,146,000   $   277,000   $ 1,119,000   $ 1,620,000
                         Full service St-Line rent per sq. ft.  $     40.07   $    143.25   $     46.17   $     41.44   $     49.09
                         % Full service St-Lined rent                  9.64%         9.50%         2.30%         9.28%        13.43%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    3             1             1             4             2

191 Peachtree Street(1)  Square feet expiring                      3,000 sf     34,000 sf     17,000 sf    432,000 sf
                         Straight-Line rent                     $    49,000   $   762,000   $   292,000   $11,964,000
                         Straight-Line rent per sq. ft.         $     16.33   $     22.41   $     17.18   $     27.69
                         Recoveries                             $    13,000   $   251,000   $   143,000   $ 3,752,000
                         Full service St-Line rent              $    62,000   $ 1,013,000   $   435,000   $15,716,000
                         Full service St-Line rent per sq. ft.  $     20.67   $     29.79   $     25.59   $     36.38
                         % Full service St-Lined rent                  0.17%         2.71%         1.16%        41.99%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    1             3             5             3

Market Square(2)         Square feet expiring                     17,000 sf     33,000 sf    174,000 sf     47,000 sf     10,000 sf
                         Straight-Line rent                     $   637,000   $ 1,193,000   $ 6,154,000   $ 1,695,000   $   363,000
                         Straight-Line rent per sq. ft.         $     37.47   $     36.15   $     35.37   $     36.06   $     36.30
                         Recoveries                             $   103,000   $   197,000   $ 1,881,000   $   764,000   $     6,000
                         Full service St-Line rent              $   740,000   $ 1,390,000   $ 8,035,000   $ 2,459,000   $   369,000
                         Full service St-Line rent per sq. ft.  $     43.53   $     42.12   $     46.18   $     52.32   $     36.90
                         % Full service St-Lined rent                  2.58%         4.84%        27.97%         8.56%         1.28%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    4             4             4             2             3

500 Boylston(1)          Square feet expiring                    400,000 sf     10,000 sf                                  3,000 sf
                         Straight-Line rent                     $10,682,000   $   129,000                               $    98,000
                         Straight-Line rent per sq. ft.         $     26.71   $     12.90                               $     32.67
                         Recoveries                             $ 4,849,000   $   121,000                               $    30,000
                         Full service St-Line rent              $15,531,000   $   250,000                               $   128,000
                         Full service St-Line rent per sq. ft.  $     38.83   $     25.00                               $     42.67
                         % Full service St-Lined rent                 56.65%         0.91%                                     0.47%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    3             1                                         1

222 Berkeley Street(1)   Square feet expiring                                                                            260,000 sf
                         Straight-Line rent                                                                             $ 3,758,000
                         Straight-Line rent per sq. ft.                                                                 $     14.45
                         Recoveries                                                                                     $ 3,234,000
                         Full service St-Line rent                                                                      $ 6,992,000
                         Full service St-Line rent per sq. ft.                                                          $     26.89
                         % Full service St-Lined rent                                                                         43.65%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                                                                            3

Charlotte Plaza(2)       Square feet expiring                     20,000 sf    111,000 sf     11,000 sf      1,000 sf     10,000 sf
                         Straight-Line rent                     $   354,000   $ 2,267,000   $   231,000   $    24,000   $   214,000
                         Straight-Line rent per sq. ft.         $     17.70   $     20.42   $     21.00   $     24.00   $     21.40
                         Recoveries                             $    15,000   $    30,000   $      --     $      --     $      --
                         Full service St-Line rent              $   369,000   $ 2,297,000   $   231,000   $    24,000   $   214,000
                         Full service St-Line rent per sq. ft.  $     18.45   $     20.69   $     21.00   $     24.00   $     21.40
                         % Full service St-Lined rent                  3.35%        20.85%         2.10%         0.22%         1.94%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    3             3             1             1             1

200 Galleria(2)          Square feet expiring                     54,000 sf      3,000 sf                   11,000 sf
                         Straight-Line rent                     $ 1,232,000   $    75,000                 $   262,000
                         Straight-Line rent per sq. ft.         $     22.81   $     25.00                 $     23.82
                         Recoveries                             $             $                           $    12,000
                         Full service St-Line rent              $ 1,232,000   $    75,000                 $   274,000
                         Full service St-Line rent per sq. ft.  $     22.81   $     25.00                 $     24.91
                         % Full service St-Lined rent                 13.71%         0.83%                       3.05%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    5             1                           1

                                                                     2008
                                                                     and
PROPERTY                                                            Beyond      Total
--------                                                            ------      -----
No. 527 Madison(2)       Square feet expiring                                  215,000 sf
                         Straight-Line rent                                   $11,456,000
                         Straight-Line rent per sq. ft.                       $     53.28
                         Recoveries                                           $   604,000
                         Full service St-Line rent                            $12,060,000
                         Full service St-Line rent per sq. ft.                $     56.09
                         % Full service St-Lined rent                              100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                                 20

191 Peachtree Street(1)  Square feet expiring                    467,000 sf   1,167,000 sf
                         Straight-Line rent                     $10,707,000   $27,392,000
                         Straight-Line rent per sq. ft.         $     22.93   $     23.47
                         Recoveries                             $ 4,072,000   $10,032,000
                         Full service St-Line rent              $14,779,000   $37,424,000
                         Full service St-Line rent per sq. ft.  $     31.65   $     32.07
                         % Full service St-Lined rent                 39.49%       100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    2            37

Market Square(2)         Square feet expiring                    166,000 sf    663,000 sf
                         Straight-Line rent                     $ 5,501,000   $22,897,000
                         Straight-Line rent per sq. ft.         $     33.14   $     34.54
                         Recoveries                             $ 1,858,000   $ 5,829,000
                         Full service St-Line rent              $ 7,359,000   $28,726,000
                         Full service St-Line rent per sq. ft.  $     44.33   $     43.33
                         % Full service St-Lined rent                 25.62%       100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    7            51

500 Boylston(1)          Square feet expiring                    213,000 sf    715,000 sf
                         Straight-Line rent                     $ 5,102,000   $18,749,000
                         Straight-Line rent per sq. ft.         $     23.95   $     26.22
                         Recoveries                             $ 2,688,000   $ 8,667,000
                         Full service St-Line rent              $ 7,790,000   $27,416,000
                         Full service St-Line rent per sq. ft.  $     36.57   $     38.34
                         % Full service St-Lined rent                 28.41%       100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    1            13

222 Berkeley Street(1)   Square feet expiring                     19,000 sf    531,000 sf
                         Straight-Line rent                     $   472,000   $ 9,576,000
                         Straight-Line rent per sq. ft.         $     24.84   $     18.03
                         Recoveries                             $   233,000   $ 6,441,000
                         Full service St-Line rent              $   705,000   $16,017,000
                         Full service St-Line rent per sq. ft.  $     37.11   $     30.16
                         % Full service St-Lined rent                  4.40%       100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    2            28

Charlotte Plaza(2)       Square feet expiring                    189,000 sf    601,000 sf
                         Straight-Line rent                     $ 3,001,000   $10,718,000
                         Straight-Line rent per sq. ft.         $     15.88   $     17.83
                         Recoveries                             $   191,000   $   298,000
                         Full service St-Line rent              $ 3,192,000   $11,016,000
                         Full service St-Line rent per sq. ft.  $     16.89   $     18.33
                         % Full service St-Lined rent                 28.98%       100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                    6            46

200 Galleria(2)          Square feet expiring                                  411,000 sf
                         Straight-Line rent                                   $ 8,693,000
                         Straight-Line rent per sq. ft.                       $     21.15
                         Recoveries                                           $   294,000
                         Full service St-Line rent                            $ 8,987,000
                         Full service St-Line rent per sq. ft.                $     21.87
                         % Full service St-Lined rent                              100.00%
                         Asking market rent per sq. ft.
                         No. of tenant leases expiring                                 57

                                                                   Q2-Q4
PROPERTY                                                           1998          1999          2000          2001          2002
--------                                                           ----          ----          ----          ----          ----
11 Canal Center(2)     Square feet expiring                                    3,000 sf       2,000 sf      2,000 sf       5,000 sf
                       Straight-Line rent                                   $    67,000   $     40,000   $    37,000   $    120,000
                       Straight-Line rent per sq. ft.                       $     22.33   $      20.00   $     18.50   $      24.00
                       Recoveries                                           $      --     $      1,000   $      --     $       --
                       Full service St-Line rent                            $    67,000   $     41,000   $    37,000   $    120,000
                       Full service St-Line rent per sq. ft.                $     22.33   $      20.50   $     18.50   $      24.00
                       % Full service St-Lined rent                                4.00%          2.45%         2.21%          7.17%
                       Asking market rent per sq. ft.         $     27.00
                       No. of tenant leases expiring                                  1              1             1              1

99 Canal Center(2)     Square feet expiring                      4,000 sf      5,000 sf      27,000 sf     61,000 sf      22,000 sf
                       Straight-Line rent                     $    54,000   $    78,000   $    567,000   $ 1,569,000   $    555,000
                       Straight-Line rent per sq. ft.         $     13.50   $     15.60   $      21.00   $     25.72   $      25.23
                       Recoveries                             $      --     $     6,000   $     13,000   $    80,000   $     18,000
                       Full service St-Line rent              $    54,000   $    84,000   $    580,000   $ 1,649,000   $    573,000
                       Full service St-Line rent per sq. ft.  $     13.50   $     16.80   $      21.48   $     27.03   $      26.05
                       % Full service St-Lined rent                  1.59%         2.48%         17.09%        48.60%         16.89%
                       Asking market rent per sq. ft.         $     27.00
                       No. of tenant leases expiring                    2             2              2             5              2

Transpotomac Plaza(2)  Square feet expiring                      3,000 sf      2,000 sf       2,000 sf     15,000 sf      26,000 sf
                       Straight-Line rent                     $    73,000   $    43,000   $     33,000   $   275,000   $    518,000
                       Straight-Line rent per sq. ft.         $     24.33   $     21.50   $      16.50   $     18.33   $      19.92
                       Recoveries                             $      --     $      --     $       --     $      --     $      1,000
                       Full service St-Line rent              $    73,000   $    43,000   $     33,000   $   275,000   $    519,000
                       Full service St-Line rent per sq. ft.  $     24.33   $     21.50   $      16.50   $     18.33   $      19.96
                       % Full service St-Lined rent                  4.15%         2.44%          1.88%        15.63%         29.49%
                       Asking market rent per sq. ft.         $     24.00
                       No. of tenant leases expiring                    1             1              1             1              2

60 State Street(2)     Square feet expiring                     26,000 sf     34,000 sf       3,000 sf     29,000 sf     153,000 sf
                       Straight-Line rent                     $   593,000   $   809,000   $     74,000   $   872,000   $  3,306,000
                       Straight-Line rent per sq. ft.         $     22.81   $     23.79   $      24.67   $     30.07   $      21.61
                       Recoveries                             $   141,000   $   117,000   $      7,000   $    51,000   $  1,629,000
                       Full service St-Line rent              $   734,000   $   926,000   $     81,000   $   923,000   $  4,935,000
                       Full service St-Line rent per sq. ft.  $     28.23   $     27.24   $      27.00   $     31.83   $      32.25
                       % Full service St-Lined rent                  2.72%         3.43%          0.30%         3.42%         18.27%
                       Asking market rent per sq. ft.         $     44.00
                       No. of tenant leases expiring                    5             9              1             3              6

Corporate 500(1)       Square feet expiring                     52,000 sf      8,000 sf      34,000 sf     39,000 sf      68,000 sf
                       Straight-Line rent                     $ 1,130,000   $   386,000   $    752,000   $ 1,010,000   $  1,413,000
                       Straight-Line rent per sq. ft.         $     21.73   $     48.25   $      22.12   $     25.90   $      20.78
                       Recoveries                             $   335,000   $    60,000   $    275,000   $   301,000   $    374,000
                       Full service St-Line rent              $ 1,465,000   $   446,000   $  1,027,000   $ 1,311,000   $  1,787,000
                       Full service St-Line rent per sq. ft.  $     28.17   $     55.75   $      30.21   $     33.62   $      26.28
                       % Full service St-Lined rent                  7.71%         2.35%          5.41%         6.90%          9.41%
                       Asking market rent per sq. ft.         $     32.00
                       No. of tenant leases expiring                    9             3              4             5              6

                       -------------------------------------------------------------------------------------------------------------
All Properties Total   Square feet expiring(3)                 601,000 sf    760,000 sf     770,000 sf    862,000 sf   1,231,000 sf
                       Straight-Line rent(4)                  $13,840,000   $17,165,000   $ 14,680,000   $23,481,000   $ 25,088,000
                       Straight-Line rent per sq. ft.         $     23.03   $     22.59   $      19.06   $     27.24   $      20.38
                       Recoveries(5)                          $ 3,146,000   $ 3,928,000   $  4,201,000   $ 4,093,000   $  6,470,000
                       Full service St-Line rent(6)           $16,986,000   $21,093,000   $ 18,881,000   $27,574,000   $ 31,558,000
                       Full service St-Line rent per sq. ft.  $     28.26   $     27.75   $      24.52   $     31.99   $      25.64
                       % Full service St-Lined rent                  5.31%         6.60%          5.91%         8.63%          9.87%
                       Asking market rent per sq. ft.(7)      $     33.29
                       No. of tenant leases expiring(8)               139           109            108            92            106

PROPERTY                                                            2003           2004          2005          2006          2007
--------                                                            ----           ----          ----          ----          ----
11 Canal Center(2)     Square feet expiring                                                  14,000 sf                   42,000 sf
                       Straight-Line rent                                                  $   366,000                 $ 1,042,000
                       Straight-Line rent per sq. ft.                                      $     26.14                 $     24.81
                       Recoveries                                                          $      --                   $      --
                       Full service St-Line rent                                           $   366,000                 $ 1,042,000
                       Full service St-Line rent per sq. ft.                               $     26.14                 $     24.81
                       % Full service St-Lined rent                                              21.88%                      62.28%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                                                 2                           1

99 Canal Center(2)     Square feet expiring                      16,000 sf
                       Straight-Line rent                     $    400,000
                       Straight-Line rent per sq. ft.         $      25.00
                       Recoveries                             $     11,000
                       Full service St-Line rent              $    411,000
                       Full service St-Line rent per sq. ft.  $      25.69
                       % Full service St-Lined rent                  12.11%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     4

Transpotomac Plaza(2)  Square feet expiring                                     8,000 sf                                 18,000 sf
                       Straight-Line rent                                    $   179,000                               $   432,000
                       Straight-Line rent per sq. ft.                        $     22.38                               $     24.00
                       Recoveries                                            $      --                                 $      --
                       Full service St-Line rent                             $   179,000                               $   432,000
                       Full service St-Line rent per sq. ft.                 $     22.38                               $     24.00
                       % Full service St-Lined rent                                10.17%                                    24.55%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                                   2                                         2

60 State Street(2)     Square feet expiring                      90,000 sf     96,000 sf                   36,000 sf     32,000 sf
                       Straight-Line rent                     $  2,061,000   $ 2,853,000                 $ 1,085,000   $   695,000
                       Straight-Line rent per sq. ft.         $      22.90   $     29.72                 $     30.14   $     21.72
                       Recoveries                             $    159,000   $   517,000                 $    57,000   $    31,000
                       Full service St-Line rent              $  2,220,000   $ 3,370,000                 $ 1,142,000   $   726,000
                       Full service St-Line rent per sq. ft.  $      24.67   $     35.10                 $     31.72   $     22.69
                       % Full service St-Lined rent                   8.22%        12.48%                       4.23%         2.69%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     1             8                           2             3

Corporate 500(1)       Square feet expiring                     132,000 sf     14,000 sf                  136,000 sf     43,000 sf
                       Straight-Line rent                     $  2,800,000   $   275,000                 $ 3,132,000   $   924,000
                       Straight-Line rent per sq. ft.         $      21.21   $     19.64                 $     23.03   $     21.49
                       Recoveries                             $  1,069,000   $   115,000                 $ 1,059,000   $   288,000
                       Full service St-Line rent              $  3,869,000   $   390,000                 $ 4,191,000   $ 1,212,000
                       Full service St-Line rent per sq. ft.  $      29.31   $     27.86                 $     30.82   $     28.19
                       % Full service St-Lined rent                  20.36%         2.05%                      22.06%         6.38%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     7             1                           1             2

                       -------------------------------------------------------------------------------------------------------------
All Properties Total   Square feet expiring(3)                1,408,000 sf    884,000 sf    246,000 sf    706,000 sf    690,000 sf
                       Straight-Line rent(4)                  $ 30,983,907   $20,442,000   $ 7,870,000   $19,599,000   $13,572,000
                       Straight-Line rent per sq. ft.         $      22.01   $     23.12   $     31.99   $     27.76   $     19.67
                       Recoveries(5)                          $ 10,606,000   $ 4,413,000   $ 2,048,000   $ 5,890,000   $ 4,377,000
                       Full service St-Line rent(6)           $ 41,589,907   $24,855,000   $ 9,918,000   $25,489,000   $17,949,000
                       Full service St-Line rent per sq. ft.  $      29.54   $     28.12   $     40.32   $     36.10   $     26.01
                       % Full service St-Lined rent                  13.01%         7.78%         3.10%         7.97%         5.62%
                       Asking market rent per sq. ft.(7)
                       No. of tenant leases expiring(8)                 58            37            15            15            24

                                                                     2008
                                                                     and
PROPERTY                                                            Beyond       Total
--------                                                            ------       -----
11 Canal Center(2)     Square feet expiring                                     68,000 sf
                       Straight-Line rent                                    $  1,672,000
                       Straight-Line rent per sq. ft.                        $      24.59
                       Recoveries                                            $      1,000
                       Full service St-Line rent                             $  1,673,000
                       Full service St-Line rent per sq. ft.                 $      24.60
                       % Full service St-Lined rent                                100.00%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                                    7

99 Canal Center(2)     Square feet expiring                       2,000 sf     137,000 sf
                       Straight-Line rent                     $     42,000   $  3,265,000
                       Straight-Line rent per sq. ft.         $      21.00   $      23.83
                       Recoveries                             $       --     $    128,000
                       Full service St-Line rent              $     42,000   $  3,393,000
                       Full service St-Line rent per sq. ft.  $      21.00   $      24.77
                       % Full service St-Lined rent                   1.24%        100.00%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     1             18

Transpotomac Plaza(2)  Square feet expiring                       9,000 sf      83,000 sf
                       Straight-Line rent                     $    206,000   $  1,759,000
                       Straight-Line rent per sq. ft.         $      22.89   $      21.19
                       Recoveries                             $       --     $      1,000
                       Full service St-Line rent              $    206,000   $  1,760,000
                       Full service St-Line rent per sq. ft.  $      22.89   $      21.20
                       % Full service St-Lined rent                  11.70%        100.00%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     1             11

60 State Street(2)     Square feet expiring                     308,000 sf     807,000 sf
                       Straight-Line rent                     $  7,932,000   $ 20,280,000
                       Straight-Line rent per sq. ft.         $      25.75   $      25.13
                       Recoveries                             $  4,020,000   $  6,729,000
                       Full service St-Line rent              $ 11,952,000   $ 27,009,000
                       Full service St-Line rent per sq. ft.  $      38.81   $      33.47
                       % Full service St-Lined rent                  44.25%        100.00%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     3             41

Corporate 500(1)       Square feet expiring                     108,000 sf     634,000 sf
                       Straight-Line rent                     $  2,414,000   $ 14,236,000
                       Straight-Line rent per sq. ft.         $      22.35   $      22.45
                       Recoveries                             $    888,000   $  4,764,000
                       Full service St-Line rent              $  3,302,000   $ 19,000,000
                       Full service St-Line rent per sq. ft.  $      30.57   $      29.97
                       % Full service St-Lined rent                  17.38%        100.00%
                       Asking market rent per sq. ft.
                       No. of tenant leases expiring                     2             40

                       -------------------------------------------------------------------
All Properties Total   Square feet expiring(3)                2,500,000 sf   10,658,000 sf
                       Straight-Line rent(4)                  $ 57,676,000   $244,396,907
                       Straight-Line rent per sq. ft.         $      23.07   $      22.93
                       Recoveries(5)                          $ 26,092,000   $ 75,264,000
                       Full service St-Line rent(6)           $ 83,768,000   $319,660,907
                       Full service St-Line rent per sq. ft.  $      33.51   $      29.99
                       % Full service St-Lined rent                  26.21%        100.00%
                       Asking market rent per sq. ft.(7)
                       No. of tenant leases expiring(8)                 30            733

* Includes 4,605 square feet of retail space leased to the Gap at a base rent of $1,001,028 and recoveries of $5,524, totalling to a full service rent of $1,006,552.

                           Cornerstone Properties Inc.
                            Lease Expiration Schedule
                                    Footnotes

----------

(1)   Net Lease building.

(2)   Gross Lease building.

(3)   The total square footage expiring in any particular year.

(4) Straight-line rent is the annual average of all lease payments required to be made through the term of the lease as required under Generally Accepted Accounting Principles.

(5) The actual recovery of operating expenses annualized as of March 31, 1998 in net lease buildings and the recovery of operating expense escalations annualized in gross lease buildings.

(6)   Full Service Straight-Line Rent is Straight-Line Rent plus recoveries.

(7) Asking market rent is the average initially quoted rent to prospective tenants in each building. All market rents shown are on full service basis.

(8)   The number of tenant leases expiring in each year.

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                           o Tenant Retention Schedule

                           Cornerstone Properties Inc.
                            Tenant Retention Schedule
                              As of March 31, 1998

The attached table sets forth the Company's tenant retention on expiring leases since January 1, 1994. The analysis is based upon the percentage of expiring leases in the applicable building with a tenant or subtenant being retained in the expiring space, or an existing tenant expanding into the expiring space. A tenant's lease is added to the retention schedule at the time a lease extension is signed with the tenant, or the tenant notifies the Company of an option being exercised.

                                 1994                      1995                      1996                       1997
                       ------------------------  ------------------------  ------------------------  --------------------------
                        sq ft     sq ft            sq ft     sq ft           sq ft     sq ft            sq ft     sq ft
                       retained   expir.  ret %  retained   expir.  ret %  retained   expir.  ret %  retained     expir.  ret %
                       ------------------------  ------------------------  ------------------------  --------------------------
One Norwest             93,962    94,981   99%    64,627    71,364   91%    43,601    72,903   60%    266,021    313,612   85%
Norwest                 16,293    26,317   62%    22,762    23,792   96%     4,336     9,777   44%    205,749    234,260   88%
WMT                    127,334   153,645   83%    29,547    44,742   66%    86,956   106,250   82%    182,194    207,738   88%
125 Summer                                                                  95,816    96,658   99%     41,252     62,218   66%
Tower 56                                                                    46,003    53,762   86%     37,027     50,679   73%
One Lincoln Centre                                                                                     35,320     42,099   84%
Frick Building                                                                                         99,570    115,743   86%
527 Madison                                                                                             5,980     20,587   29%
191 Peachtree Street                                                                                     --         --     --
Market Square                                                                                            --         --     --
500 Boylston Street                                                                                      --        3,005    0%
222 Berkeley Street                                                                                      --         --     --
Charlotte Plaza                                                                                         2,974      6,390   47%
200 Galleria                                                                                           10,672     21,725   49%
11 Canal Center                                                                                          --        8,889    0%
99 Canal Center                                                                                          --         --      -
TransPotomac Plaza 5                                                                                     --         --      -
60 State Street                                                                                          --         --      -
Corporate 500 Centre                                                                                     --         --      -

                       ------------------------  ------------------------  ------------------------  --------------------------
Weighted                237,589  274,943   86%   116,936   139,898   84%   276,712   339,350   82%    886,759  1,086,945   82%

                               YTD 1998 (Q1)
                        ------------------------
                          sq ft    sq ft
                        retained   expir.  ret %
                        ------------------------
One Norwest              23,097    26,829    86%
Norwest                  43,401    50,312    86%
WMT                      86,211    86,211   100%
125 Summer               92,588    94,729    98%
Tower 56                 10,737    10,737   100%
One Lincoln Centre       13,007    16,434    79%
Frick Building            2,994     5,893    51%
527 Madison                 344       344   100%
191 Peachtree Street      3,739     3,739   100%
Market Square            11,837    11,837   100%
500 Boylston Street        --        --      --
222 Berkeley Street       7,697     7,697   100%
Charlotte Plaza          29,565    29,565   100%
200 Galleria             26,493    26,493   100%
11 Canal Center            --        --      --
99 Canal Center            --       1,760     0%
TransPotomac Plaza 5      6,745    17,185    39%
60 State Street            --        --      --
Corporate 500 Centre      4,657    23,274    20%

                        ------------------------
Weighted                363,112   413,039    88%

                        Five year total    84.1%
                                           =====

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                    o Leasing Costs and Capital Expenditures

Incremental Revenue Generating Leasing Costs and Capital Expenditures

--------------------------------------------------------------------------------
The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.
--------------------------------------------------------------------------------

                             YTD 1998      1997        1996       1995         1994      Total
One Norwest Center
Total Tenant Lease Costs      17,216        --          --          --          --        17,216
Total Square Feet Leased       1,497        --          --          --          --         1,497
Total Per Square Foot          11.50        --          --          --          --         11.50
Capital Expenditures            --          --          --          --          --          --

Norwest Center
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

Washington Mutual Tower
Total Tenant Lease Costs        --       404,988     643,235        --          --     1,048,223
Total Square Feet Leased        --        69,727     146,517        --          --       216,244
Total Per Square Foot           --          5.81        4.39        --          --          4.85
Capital Expenditures            --        88,401      25,500     135,194     102,567     351,662

125 Summer Street
Total Tenant Lease Costs        --          --       369,727        --          --       369,727
Total Square Feet Leased        --          --        33,136        --          --        33,136
Total Per Square Foot           --          --         11.16        --          --         11.16
Capital Expenditures            --          --          --          --          --          --

Tower 56
Total Tenant Lease Costs        --          --       174,266        --          --       174,266
Total Square Feet Leased        --          --         7,115        --          --         7,115
Total Per Square Foot           --          --         24.49        --          --         24.49
Capital Expenditures            --          --          --          --          --          --

One Lincoln Centre
Total Tenant Lease Costs     121,588     261,538       9,706        --          --       392,832
Total Square Feet Leased       6,021      11,816       1,941        --          --        19,778
Total Per Square Foot          20.19       22.13        5.00        --          --         19.86
Capital Expenditures          25,298      61,877        --          --          --        87,175

Frick Building
Total Tenant Lease Costs       5,351     457,688        --          --          --       463,039
Total Square Feet Leased         597      25,353        --          --          --        25,950
Total Per Square Foot           8.96       18.05        --          --          --         17.84
Capital Expenditures           3,753      88,073        --          --          --        91,826

527 Madison Avenue
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

191 Peachtree Street
Total Tenant Lease Costs      48,070        --          --          --          --        48,070
Total Square Feet Leased       4,467        --          --          --          --         4,467
Total Per Square Foot          10.76        --          --          --          --         10.76
Capital Expenditures            --          --          --          --          --          --

Market Square
Total Tenant Lease Costs     446,660        --          --          --          --       446,660
Total Square Feet Leased      10,054        --          --          --          --        10,054
Total Per Square Foot          44.43        --          --          --          --         44.43
Capital Expenditures            --          --          --          --          --          --

500 Boylston Street
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

Incremental Revenue Generating Leasing Costs and Capital Expenditures

--------------------------------------------------------------------------------
The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.
--------------------------------------------------------------------------------

                                  YTD 1998      1997         1996          1995         1994        Total
222 Berkeley Street
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

Charlotte Plaza
Total Tenant Lease Costs          120,398         --           --           --           --        120,398
Total Square Feet Leased           26,820         --           --           --           --         26,820
Total Per Square Foot                4.49         --           --           --           --           4.49
Capital Expenditures               81,354         --           --           --           --         81,354

200 Galleria
Total Tenant Lease Costs           65,279       24,132         --           --           --         89,411
Total Square Feet Leased            6,515        2,139         --           --           --          8,654
Total Per Square Foot               10.02        11.28         --           --           --          10.33
Capital Expenditures                 --           --           --           --           --           --

11 Canal Center
Total Tenant Lease Costs          183,125         --           --           --           --        183,125
Total Square Feet Leased            8,889         --           --           --           --          8,889
Total Per Square Foot               20.60         --           --           --           --          20.60
Capital Expenditures               10,480      102,986         --           --           --        113,466

99 Canal Center
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures               21,012       51,419         --           --           --         72,431

TransPotomac Plaza 5
Total Tenant Lease Costs           24,968         --           --           --           --         24,968
Total Square Feet Leased            4,453         --           --           --           --          4,453
Total Per Square Foot                5.61         --           --           --           --           5.61
Capital Expenditures                 --         62,579         --           --           --         62,579

60 State Street
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

Corporate 500 Centre
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

Minority Interest*
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

Total Cornerstone Portfolio
Total Tenant Lease Costs        1,032,655    1,148,346    1,196,934         --           --      3,377,935
Total Square Feet Leased           69,313      109,035      188,709         --           --        367,057
Total Per Square Foot Leased        14.90        10.53         6.34         --           --           9.20

Capital Expenditures              141,897      455,335       25,500      135,194      102,567      860,493
Weighted Average Square
 Footage Owned**                2,571,000    5,348,000    3,895,680    3,263,769    3,239,636   18,318,085
Total Per Square Foot                0.06         0.09         0.01         0.04         0.03         0.05

* Adjustments for minority interests at Norwest Center (18.5%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**    Square footage owned is adjusted for minority interests as described above

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

--------------------------------------------------------------------------------
The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.
--------------------------------------------------------------------------------

                             YTD 1998     1997        1996         1995       1994        Total
One Norwest Center
Total Tenant Lease Costs      84,707   1,823,664   1,009,006     141,135     540,444   3,598,956
Total Square Feet Leased      23,097     308,697      81,445      75,939     117,966     607,144
Total Per Square Foot           3.67        5.91       12.39        1.86        4.58        5.93
Capital Expenditures            --       102,000        --          --          --       102,000

Norwest Center
Total Tenant Lease Costs      69,567     569,103      42,237     144,275      30,193     855,375
Total Square Feet Leased      45,990     212,795       6,629      24,986      26,939     317,339
Total Per Square Foot           1.51        2.67        6.37        5.77        1.12        2.70
Capital Expenditures            --        10,974        --          --          --        10,974

Washington Mutual Tower
Total Tenant Lease Costs     945,450   1,204,606     793,361     290,971   1,065,962   4,300,350
Total Square Feet Leased     105,726     208,875     124,474      53,894     151,051     644,020
Total Per Square Foot           8.94        5.77        6.37        5.40        7.06        6.68
Capital Expenditures           3,579      21,922        --          --        50,801      76,302

125 Summer Street
Total Tenant Lease Costs     810,217   1,314,489   2,158,339        --          --     4,283,045
Total Square Feet Leased      95,436      65,105     117,794        --          --       278,335
Total Per Square Foot           8.49       20.19       18.32        --          --         15.39
Capital Expenditures            --        53,185     518,632        --          --       571,817

Tower 56
Total Tenant Lease Costs     217,374     724,025     339,124        --          --     1,280,523
Total Square Feet Leased      13,915      65,283      42,203        --          --       121,401
Total Per Square Foot          15.62       11.09        8.04        --          --         10.55
Capital Expenditures            --        43,538        --          --          --        43,538

One Lincoln Centre
Total Tenant Lease Costs      42,003     287,758       2,859        --          --       332,620
Total Square Feet Leased      13,014      42,826       3,652        --          --        59,492
Total Per Square Foot           3.23        6.72        0.78        --          --          5.59
Capital Expenditures           8,318     154,646        --          --          --       162,964

Frick Building
Total Tenant Lease Costs      49,859   1,170,443        --          --          --     1,220,302
Total Square Feet Leased       2,994     105,609        --          --          --       108,603
Total Per Square Foot          16.65       11.08        --          --          --         11.24
Capital Expenditures            --        31,468      14,219        --          --        45,687

527 Madison Avenue
Total Tenant Lease Costs      47,835     746,070        --          --          --       793,905
Total Square Feet Leased         344      29,821        --          --          --        30,165
Total Per Square Foot         139.06       25.02        --          --          --         26.32
Capital Expenditures          68,764      86,652        --          --          --       155,416

191 Peachtree Street
Total Tenant Lease Costs     292,797      96,023        --          --          --       388,820
Total Square Feet Leased      85,094       2,597        --          --          --        87,691
Total Per Square Foot           3.44       36.97        --          --          --          4.43
Capital Expenditures            --          --          --          --          --          --

Market Square
Total Tenant Lease Costs     137,371        --          --          --          --       137,371
Total Square Feet Leased      11,837        --          --          --          --        11,837
Total Per Square Foot          11.61        --          --          --          --         11.61
Capital Expenditures            --          --          --          --          --          --

500 Boylston Street
Total Tenant Lease Costs        --        34,558        --          --          --        34,558
Total Square Feet Leased        --         3,005        --          --          --         3,005
Total Per Square Foot           --         11.50        --          --          --         11.50
Capital Expenditures            --          --          --          --          --          --

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

--------------------------------------------------------------------------------
The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.
--------------------------------------------------------------------------------

                                  YTD 1998      1997          1996         1995         1994        Total
222 Berkeley Street
Total Tenant Lease Costs           46,182         --           --           --           --         46,182
Total Square Feet Leased            7,697         --           --           --           --          7,697
Total Per Square Foot                6.00         --           --           --           --           6.00
Capital Expenditures                 --           --           --           --           --           --

Charlotte Plaza
Total Tenant Lease Costs           25,126      154,044         --           --           --        179,170
Total Square Feet Leased           29,565        9,139         --           --           --         38,704
Total Per Square Foot                0.85        16.86         --           --           --           4.63
Capital Expenditures                5,086       15,039         --           --           --         20,125

200 Galleria
Total Tenant Lease Costs          325,392      173,242         --           --           --        498,634
Total Square Feet Leased           35,192       10,672         --           --           --         45,864
Total Per Square Foot                9.25        16.23         --           --           --          10.87
Capital Expenditures               37,470         --           --           --           --         37,470

11 Canal Center
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

99 Canal Center
Total Tenant Lease Costs           25,626         --           --           --           --         25,626
Total Square Feet Leased            1,760         --           --           --           --          1,760
Total Per Square Foot               14.56         --           --           --           --          14.56
Capital Expenditures                 --           --           --           --           --           --

TransPotomac Plaza 5
Total Tenant Lease Costs           78,267         --           --           --           --         78,267
Total Square Feet Leased            6,745         --           --           --           --          6,745
Total Per Square Foot               11.60         --           --           --           --          11.60
Capital Expenditures                 --           --           --           --           --           --

60 State Street
Total Tenant Lease Costs             --           --           --           --           --           --
Total Square Feet Leased             --           --           --           --           --           --
Total Per Square Foot                --           --           --           --           --           --
Capital Expenditures                 --           --           --           --           --           --

Corporate 500 Centre
Total Tenant Lease Costs          246,423         --           --           --           --        246,423
Total Square Feet Leased           28,511         --           --           --           --         28,511
Total Per Square Foot                8.64         --           --           --           --           8.64
Capital Expenditures               10,136         --           --           --           --         10,136

Minority Interest*
Total Tenant Lease Costs           16,795      123,622        9,208       30,442        5,978      186,046
Total Square Feet Leased         9,162.40       44,382        1,372        5,172        5,576       65,665
Total Per Square Foot                1.83         2.79         6.71         5.89         1.07         2.83
Capital Expenditures                 --          2,272         --           --           --          2,272

Total Cornerstone Portfolio
Total Tenant Lease Costs        3,427,401    8,174,403    4,335,718      545,939    1,630,621   18,114,081
Total Square Feet Leased          497,755    1,020,042      374,825      149,647      290,380    2,332,648
Total Per Square Foot Leased         6.89         8.01        11.57         3.65         5.62         7.77

Capital Expenditures              133,353      517,152      532,851         --         50,801    1,234,157
Weighted Average Square
 Footage Owned**                2,571,000    5,348,000    3,895,680    3,263,769    3,239,636   18,318,085
Total Per Square Foot                0.05         0.10         0.14         --           0.02         0.07

* Adjustments for minority interests at Norwest Center (18.5%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**    Square footage owned is adjusted for minority interests as described above

                           Cornerstone Properties Inc.

                           Supplemental Information to
                           Quarterly Earnings Release

                      o Minority Sharing in Cash Flows and
                                Residual Proceeds

Minority Sharing in Cash Flows and Residual Proceeds

      Five of the Company's properties are held in partnerships which allow the Company's partners to participate in the cash flows of their respective properties. The following discussion provides the details of partner's participation in the cash flow of each of the respective properties.

Norwest Center

      Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone, as a 7% cumulative preference return on its capital base of $92.3 million ($6,461,000), and then any remaining cash flow is split 50% to Cornerstone and 50% to their partner, Sixth & Marquette Limited Partnership ("S&M"). Should cash flow be insufficient to pay the preference return ("Preference Deficit"), it will accumulate and earn interest at 7%. Any Preference Deficit will be paid as the first priority payment after debt service. Cash flow and earnings for the first three months of 1998 were split 81.5% to Cornerstone and 18.5% to S&M. Sales proceeds from Norwest Center will be split as follows as of March 31, 1998:

      1)   To debt                  $110.0 million
      2)   To Cornerstone             92.3 million
      3)   To Cornerstone              9.3 million
      4)   To Cornerstone              1.0 million
      5)   To S&M                     19.3 million
      6)   The remaining proceeds will be split 50/50 among the two partners.

Washington Mutual Tower

      Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone as a 9.53% preference return on its capital base of $47.0 million ($4,479,000); next to pay the Preference Deficit on the second preference return (currently $8.7 million); then to Cornerstone as an 8% second preference return on its capital base of $100.0 million ($8,000,000). Any remaining cash flow is split 50% to Cornerstone and 50% to 1212. The cumulative Preference Deficit earns interest at a rate of 8% until it is repaid. Cornerstone's partner, 1212 Partnership, does not currently share in the cash flow from Washington Mutual Tower. With regard to the sale of the building, the Company will receive the first $155.7 million of proceeds after repayment of the $79.1 million mortgage ($234.8 million in total proceeds). Any proceeds above this amount will be split 50/50 with Cornerstone's partners.

191 Peachtree

      Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. In addition, the partner in the transaction, CH Associates, Ltd., will receive an annual incentive distribution of $250,000 which Cornerstone expects it will receive under the partnership agreement through February 28, 2000. Cornerstone receives the remaining cash flow until such time as its cumulative undistributed preferred return ($12.1 million as of 3/31/98) has been reimbursed. Excess cash flow will be split 80% to Cornerstone and 20% to CH Associates, Ltd. Sales proceeds from 191 Peachtree will be split as follows as of March 31, 1998:

      1)    To Debt                                    $  1.6 million

      2)    To Cornerstone (as partial holder
            of the debt)                               $161.1 million

      3)    To Cornerstone for its undistributed
            preferred return                           $ 12.1 million

      4)    To Cornerstone for its priority capital
            Contribution                               $145.0 million

500 Boylston and 222 Berkeley Street

      Distributions of cash flows and sales proceeds are shared in proportion to Cornerstone's 91.5% partnership interest and Hines' 8.5 % partnership interest.